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                                     PROXY                          EXHIBIT 99.1

                              Medco Research, Inc.
                              7001 Weston Parkway
                           Cary, North Carolina 27513

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE SPECIAL MEETING OF STOCKHOLDERS

         The undersigned appoints each of _______________, _________________ and
__________________, or any of them, with full power of substitution and revocation as Proxy to vote all shares of stock standing in my name on the books of Medco Research, Inc. (the "Company") at the close of business on ____________ ___, 2000, which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the Company to be held at ____________________, _________________, _______________, ____________, on
_______________, ________, at __:00 __.m., Eastern Time, and at any and all
adjournments, upon the matters set forth in the Notice of the meeting. The Proxy is further authorized to vote in his or her discretion as to any other matters which may come before the meeting. At the time of preparation of the Proxy Statement, the Board of Directors knows of no business to come before the meeting other than that referred to in the Proxy Statement.

THE SHARES COVERED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN AND WHEN NO INSTRUCTIONS ARE GIVEN WILL BE VOTED FOR THE PROPOSALS DESCRIBED IN THE ACCOMPANYING NOTICE OF SPECIAL MEETING AND PROXY STATEMENT AND ON THIS PROXY.


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[X]Please mark votes as in this example.

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         APPROVAL AND ADOPTION OF MERGER AGREEMENT AND APPROVAL OF MERGER

               FOR                 AGAINST                 ABSTAIN

               [ ]                   [ ]                     [ ]

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Dated:         , 2000             Signed:
      ---------                          -------------------------------------

                                  Signed:
                                         ---------------------------------------
                                         Shareholder should sign here exactly as
                                         shown on the label affixed hereto.
                                         Administrator, Trustee, or Guardian,
                                         please give full title. If more than
                                         one Trustee, all should sign. All Joint
                                         Owners should sign.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE TO: ___________________________